Exhibit 10.9

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”) is entered into effective as of the 23rd day of February, 2009 (the “First Amendment Effective Date”), by and among Ellora Energy Inc., a Delaware corporation (“Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”), and the financial institutions party to the Credit Agreement (defined below) as Lenders (“Lenders”).

W I T N E S S E T H

WHEREAS, Borrower, Administrative Agent, the other Agents party thereto and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 1, 2008 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, including after giving effect to this First Amendment); and

WHEREAS, pursuant to the Credit Agreement, Lenders have made Loans to Borrower and provided certain other credit accommodations to Borrower; and

WHEREAS, the parties hereto desire to (i) amend certain terms of the Credit Agreement in certain respects as provided in this First Amendment to be effective as of the First Amendment Effective Date, (ii) provide for the automatic reduction of the Borrowing Base to the amount of $160,000,000 and the reaffirmation the Conforming Borrowing Base in the amount of $160,000,000, in each case to be effective five (5) Business Days after the original issuance of the Permitted Convertible Preferred Stock and continuing until the next redetermination of the Borrowing Base and Conforming Borrowing Base thereafter, and (iii) waive certain violations of the Credit Agreement, all as more particularly set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereby agree as follows:

Section 1.                                          Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the First Amendment Effective Date in the manner provided in this Section 1.

1.1                                 Additional Definitions.  Section 1.02 of the Credit Agreement shall be amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has (or whose bank holding company has) been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated as of February     , 2009 among Borrower, Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means the date on which all of the conditions precedent set forth in Section 4 of the First Amendment are satisfied.

“Impacted Lender” means (a) any Lender that is a Defaulting Lender and (b) any Lender as to which the Administrative Agent or the Issuing Bank has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event net of (b) the sum of all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event.

“Permitted Convertible Preferred Stock” means the shares of Borrower’s Series A convertible preferred stock, if any, originally issued and sold by it no later than 30 days after the First Amendment Effective Date in an aggregate maximum amount of $40,000,000 (plus an oversubscription allowance not to exceed $4,000,000) and with an cumulative dividend rate of not greater than six percent (6%) per annum, compounded semiannually, together with dividends in the form of additional shares of Borrower’s Series A convertible preferred stock issued thereafter with respect to Borrower’s previously issued Series A convertible preferred stock.

1.2                                 Amendment to Definitions.  The definitions of “Alternate Base Rate” and “Loan Documents” contained in Section 1.02 of the Credit Agreement shall be amended and restated to read in full as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%) and (c) the Adjusted LIBO Rate with respect to an Interest Period of one month beginning on such day (or if such day is not a Business Day, beginning on the immediately preceding Business Day) plus one and three-quarters percent (1.75%), provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based upon the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Loan Documents” means this Agreement, the First Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

1.3                                 Amendment to Letter of Credit Provision.  Section 2.08(b) of the Credit Agreement is hereby amended by adding the following language to the end of such Section:

“Notwithstanding anything to the contrary contained herein, the Issuing Bank shall not at any time be obligated to issue, amend, renew or extend any Letter of Credit if any Lender is at such time an Impacted Lender hereunder, unless the Issuing Bank has entered into arrangements satisfactory to the Issuing Bank with the Borrower or such Impacted Lender to eliminate Issuing Bank’s risk with respect to such Impacted Lender.”

1.4                                 Amendment to Mandatory Prepayment Provision.  Clause (c)(i) of Section 3.04(c) of the Credit Agreement, is hereby amended to add the following at the end of such clause :

In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower in respect of the issuance of Permitted Convertible Preferred Stock, the Borrower shall, promptly after such Net Proceeds are received by or on behalf of the Borrower but in no event more than five (5) Business Days after the issuance of such Permitted Convertible Preferred Stock, prepay the Indebtedness as set forth in Section 3.04(c)(v) and (vi) below in an aggregate amount equal to 100% of such Net Proceeds.

1.5                                 Amendment to Mitigation Provision.  Clause (iii) of Section 5.04(b) of the Credit Agreement, which presently states “(iii) any Lender defaults in its obligation to fund Loans hereunder,” is hereby amended to state “(iii) any Lender is a Defaulting Lender,”.

1.6                                 Amendment to Litigation Provision.  Clause (a) of Section 7.05 of the Credit Agreement is hereby restated in full as follows:

(a)                                  Except as set forth on Schedule  7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

1.7                                 Amendment to Restricted Payment Provision.  Section 9.04 of the Credit Agreement is hereby restated in full as follows:

9.04                           Restricted Payments.  The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution, including, without limitation, any payments of cash dividends with respect to the Permitted Convertible Preferred Stock, of its Property to its Equity Interest holders, except, provided no Default or Event of Default exists on the date any such distribution is declared or paid, (i) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (ii) the Borrower may declare and make dividends in the form of additional shares of Borrower’s Permitted Convertible Preferred Stock issued with respect to Borrower’s previously issued Permitted Convertible Preferred Stock.

1.8                                 Amendment to Preferred Stock Provision.  Section 9.16 of the Credit Agreement is hereby restated in full as follows:

9.16                           Subsidiary Indebtedness and Preferred Stock.  The Borrower will not, and will not permit any Subsidiary to, issue preferred stock (other than Permitted Convertible Preferred Stock) or create, incur or assume any Debt, except for Debt permitted under Section 9.02.

1.9                                 Schedule 7.05.  Schedule 7.05 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 7.05 attached to this First Amendment.

1.10                           Schedule 7.15.  Schedule 7.15 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 7.15 attached to this First Amendment.

Section 2.                                          Borrowing Base.  Upon the issuance of Permitted Convertible Preferred Stock, the Borrowing Base shall, pursuant to Section 2.07 of the Credit Agreement, be established at

$160,000,000 and the Conforming Borrowing Base shall be reaffirmed at $160,000,000, each effective five (5) Business Days after the original issuance of the Permitted Convertible Preferred Stock, and continuing until the next Scheduled Redetermination, Interim Redetermination or other redetermination of the Borrowing Base thereafter.  The parties agree that the redetermination provided herein shall not constitute an Interim Redetermination.

Section 3.                                          Limited Waiver.  Borrower has advised Administrative Agent and Lenders that it has restructured its Subsidiaries’ ownership of certain unmortgaged royalty interests and certain unmortgaged Colorado and Kansas properties by creating three new Subsidiaries (Ellora Royalties GP, Inc., a Colorado corporation, Ellora Royalties, LLC, a Colorado limited liability company, and Ellora CO, LLC, a Colorado limited liability company) and by converting its Subsidiary previously named Ellora, LLC into Ellora Royalties, LP, a Colorado limited partnership. Borrower has further advised Administrative Agent and Lenders that Borrower did not promptly comply with the provisions of (a) Sections 8.14(b) and 9.15 of the Credit Agreement in connection with Borrower’s creation of such new Subsidiaries, (b) Section 8.01(i) of the Credit Agreement in connection with the conversion and name change of Ellora, LLC, a Colorado limited liability company, to Ellora Royalties, LP, , a Colorado limited partnership, and (c) Section 8.02(b) of the Credit Agreement in connection with giving notice of the litigation described in Schedule 7.05 hereto (such violations collectively referred to herein as the “Specified Violations”). Borrower has advised Administrative Agent and Lenders that the Specified Violations have been cured and no longer exist. Nonetheless, Borrower requests that Lenders execute this First Amendment in part to evidence the Lenders’ limited waiver of the Specified Violations, which occurred during the period prior to the First Amendment Effective Date (the “Specified Period”). In reliance on the representations and warranties of Borrower contained herein, and subject to the limitations set forth herein, Lenders party hereto hereby waive the Specified Violations for the Specified Period. The limited waiver granted under this First Amendment is limited solely to the Specified Violations and solely for the Specified Period. Nothing contained herein shall be deemed a waiver of any other action or inaction of Borrower which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Document. Neither Lenders nor the Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document

Section 4.                                          Conditions Precedent.  The amendments contained in Section 1 hereof, the establishment of the Borrowing Base and the reaffirmation of the Conforming Borrowing Base set forth in Section 2 hereof and the limited waivers set forth in Section 3 hereof are subject to the satisfaction of each of the following conditions precedent:

4.1                                 Counterparts.  The Administrative Agent shall have received counterparts hereof duly executed by the Borrower and Required Lenders.

4.2                                 Fees.  Borrower shall have paid to Administrative Agent any and all reasonable fees payable to Administrative Agent or Lenders pursuant to or in connection with this First Amendment in consideration for the agreements set forth herein.

4.3                                 No Material Adverse Effect.  There shall not have occurred since December 31, 2007, any events that, individually or in the aggregate, have had a Material Adverse Effect.

4.4                                 No Default.  No Default or Event of Default shall have occurred which is continuing.

4.5                                 Permitted Convertible Preferred Stock Documents.  The Administrative Agent shall have received (a) copies, certified by a Responsible Officer of Borrower, of all material documents instruments and agreements evidencing or relating to the offering and issuance of the Permitted Convertible Preferred Stock and (b) any other documents, instruments or agreements as Administrative Agent may reasonably require in connection with this First Amendment and the transactions contemplated hereby.

4.6                                 Other Documentation.  The Administrative Agent shall have received such other documents, instruments and agreements as it may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, including, without limitation, such documents, instruments and agreements required under Sections 8.11 and 8.14(b) in connection with the Administrative Agent’s confirmation that the Specified Violations no longer exist.

Section 5.                                          Representations and Warranties.  To induce Lenders and Administrative Agent to enter into this First Amendment, Borrower hereby represents and warrants to Lenders and Administrative Agent as follows:

5.1                                 Reaffirm Existing Representations and Warranties.  Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof.

5.2                                 Due Authorization; No Conflict.  The execution, delivery and performance by Borrower of this First Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower or its Subsidiaries or result in the creation or imposition of any Lien upon any of the assets of Borrower or its Subsidiaries other than Excepted Liens.

5.3                                 Validity and Enforceability.  This First Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

Section 6.                                          Miscellaneous.

6.1                                 Reaffirmation of Loan Documents.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness as they may be increased pursuant hereto.

6.2                                 Parties in Interest.  All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3                                 Legal Expenses.  Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment and all related documents.

6.4                                 Counterparts.  This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until Borrower and Required Lenders have executed a counterpart.  Facsimiles shall be effective as originals.

6.5                                 Complete Agreement.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.6                                 Headings.  The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

6.7                                 Governing Law.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature Pages to Follow]

ELLORA ENERGY INC.,
a Delaware corporation

By:	/s/ Steven R. Enger
Name:	Steven R. Enger
Title:	Chief Financial Officer

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

ADMINISTRATIVE AGENT/LENDER:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Brian Orlando
Name:	Brian Orlando
Title:	Vice President

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

KEYBANK, N.A., as a Lender

By:	/s/ Angela McCracken
Name:	Angela McCracken
Title:	Senior Vice President

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

GUARANTY BANK, FSB, as a Lender

By:	/s/ Christopher S. Parada
Name:	Christopher S. Parada
Title:	Senior Vice President

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

COMPASS BANK, as a Lender

By:	/s/ Greg Determann
Name:	Greg Determann
Title:	Vice President

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

BANK OF SCOTLAND plc, as a Lender

By:
Name:
Title:

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

UNION BANK, N.A., formerly known as Union Bank of California, N.A., as a Lender

By:
Name:
Title:

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ William Champion
Name:	William Champion
Title:	Assistant Vice President

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

ALLIED IRISH BANKS, p.l.c., as a Lender

By:	/s/ Vaughn Buck
Name:	Vaughn Buck
Title:	Director

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Assistant Vice President

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

NATIXIS, as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David G. Mills
Name:	David G. Mills
Title:	Managing Director

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

LENDER:

GUARANTY BANK AND TRUST COMPANY, as a Lender

By:
Name:
Title:

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

Each of the undersigned (i) consent and agree to this First Amendment, and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

ELLORA ENERGY GP, LLC,
a Delaware limited liability company

By:	/s/ Steven R. Enger
Name:	Steven R. Enger
Title:	Chief Financial Officer

ELLORA LAND HOLDINGS, L.P.,
a Texas limited partnership

By:	Ellora Energy GP, LLC, a Delaware
limited liability company, its general partner

	By:	/s/ Steven R. Enger
	Name:	Steven R. Enger
	Title:	Chief Financial Officer

ELLORA ROYALTIES, LP,
a Colorado limited partnership

By:	/s/ Steven R. Enger
Name:	Steven R. Enger
Title:	Executive Vice President of Finance

ELLORA OPERATING GP, LLC,
a Delaware limited liability company

By:	/s/ Steven R. Enger
Name:	Steven R. Enger
Title:	Chief Financial Officer

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

ELLORA OPERATING L.P.,
a Texas limited partnership

By:	Ellora Operating GP, LLC, a Delaware
limited liability company,
its general partner

	By:	/s/ Steven R. Enger
	Name:	Steven R. Enger
	Title:	Chief Financial Officer

PRESCO WESTERN, LLC,
a Colorado limited liability company

By:	/s/ Steven R. Enger
Name:	Steven R. Enger
Title:	Chief Financial Officer

ENGLISH BAY PIPELINE, L.P.,
a Texas limited partnership

By:	Ellora Energy GP, LLC, a Delaware
limited liability company,
its general partner

	By:	/s/ Steven R. Enger
	Name:	Steven R. Enger
	Title:	Chief Financial Officer

ELLORA ROYALTIES, LLC,
a Colorado limited liability company

By:	/s/ Steven R. Enger
Name:	Steven R. Enger
Title:	Executive Vice President of Finance

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

ELLORA ROYALTIES GP, INC.,
a Colorado corporation

By:	/s/ Steven R. Enger
Name:	Steven R. Enger
Title:	Executive Vice President of Finance

ELLORA CO, LLC,
a Colorado limited liability corporation

By:	/s/ Steven R. Enger
Name:	Steven R. Enger
Title:	Executive Vice President of Finance

[Signature Page]

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ELLORA ENERGY INC.

SCHEDULE 7.05

LITIGATION

Through our wholly owned subsidiary, Ellora Land Holdings, L.P., we filed a lawsuit against Bayou Bleu Farm, L.P., GrandTree, L.C., and certain other named individual defendants (collectively, the “Defendants”) in the District Court of Shelby County, Texas (Cause No. 08CV30,195) on August 25, 2008 seeking a declaratory judgment that we are the rightful possessor of the entire mineral leasehold interest acquired through oil and gas leases that we entered into with the Defendants covering approximately 5,100 net acres (4,150 net acres) located in Shelby County, Texas.  In June and July 2008, the Defendants claimed that our interest had expired as to the deep rights of the leased lands, which would have included the Haynesville Shale. We dispute the Defendants’ claim and believe that the leases are still in effect for all of the leased lands based upon the terms of the leases.  In the lawsuit, we brought claims against the Defendants seeking a declaratory judgment, the removal of the obstruction/cloud of title, slander of title, and attorneys’ fees, and related damages.

On or about November 18, 2008, certain of the Defendants filed a counterclaim against us.  In their counterclaim, those Defendants asserted claims for breach of contract, slander of title, obstruction/cloud of title, tortious interference with existing and prospective contracts, declaratory judgment, trespass, violation of the Texas Deceptive Trade Practices-Consumer Protection Act, attorneys’ fees, and damages exceeding $100 million.  In the counterclaim, the Defendants allege that we improperly claimed the entire mineral leasehold interest, impeded the ability of the Defendants to lease and develop their minerals, drilled certain wells after the leases had terminated, improperly charged certain transportation costs to them, and failed to make and improperly made royalty payments.

Although we have not specified the amount of damages sought from Defendants—and are not required to specify that information in our petition—the damages we anticipate seeking to recover on our claims equal or exceed the damages Defendants’ claim.  Discovery in this matter is just beginning; however, we believe the claims made by the Defendants are without merit, and we intend to vigorously defend our position and contest the counterclaim.

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SCHEDULE 7.15

SUBSIDIARIES AND PARTNERSHIPS

ENGLISH BAY PIPELINE, L.P., a Texas limited partnership

Filing Number:  80091426

ELLORA LAND HOLDINGS, L.P., a Texas limited partnership

Filing Number:  800090895

ELLORA OPERATING, L.P., a Texas limited partnership

Filing Number:  800090891

ELLORA ENERGY GP, LLC, a Delaware limited liability company

Organizational Identification Number:  3533651

ELLORA OPERATING GP, LLC, a Delaware limited liability company

Organizational Identification Number:  3533641

PRESCO WESTERN, LLC, a Colorado limited liability company

Organizational Identification Number:  19971179962

ELLORA CO, LLC, a Colorado limited liability company

Organizational Identification Number:  20081469127

ELLORA ROYALTIES GP, Inc., a Colorado corporation that is the general partner of Ellora Royalties, LP a Colorado limited partnership

Organizational Identification Number:  20081478871

ELLORA ROYALTIES, LLC, a Colorado limited liability company

Organization Identification Number:  20081478838

ELLORA ROYALTIES, LP, a Colorado limited partnership

Organizational Identification Number:  19951063065

Each of these entities has its principal place of business at

5665 Flatiron Parkway, Boulder, Colorado 80301

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